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                                                                    Exhibit 10.1

                              1989 LILLY STOCK PLAN
                       (as amended through April 15, 2002)


        The 1989 Lilly Stock Plan ("1989 Plan") authorizes the Compensation Committee ("Committee") to provide officers and other key executive and management employees of Eli Lilly and Company and its subsidiaries ("Company") with certain rights to acquire shares of the Company's common stock. The Company believes that this incentive program will cause those persons to contribute materially to the growth of the Company, thereby benefiting its shareholders.

1.  ADMINISTRATION.

        The 1989 Plan shall be administered and interpreted by the Committee consisting of not less than three persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Committee only if he is not eligible and has not been eligible to receive a Grant under the 1989 Plan or the 1984 Plan for at least one year before his appointment. The Committee shall determine the fair market value of the Company's common stock ("Lilly Stock") for purposes of the 1989 Plan. The Committee's decisions shall be final and conclusive with respect to the interpretation and administration of the 1989 Plan and any Grant made under it.

2.  GRANTS.

        Incentives under the 1989 Plan shall consist of incentive stock options, nonqualified stock options, stock appreciation rights, performance awards, and restricted stock grants (collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with this 1989 Plan as the Committee deems appropriate. The Committee shall approve the form and provisions of each Grant. Grants under a particular section of the 1989 Plan need not be uniform and Grants under two or more sections may be combined in one instrument.

3.  ELIGIBILITY FOR GRANTS.

        Grants may be made to any employee of the Company who is an officer or other key executive, professional, or administrative employee, including a person who is also a member of the Board of Directors ("Eligible Employee"). The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.



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4.  SHARES AVAILABLE FOR GRANT.

        (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Lilly Stock that may be issued or transferred under the 1989 Plan is 10,000,000. The shares may be authorized but unissued shares or treasury shares. The number of shares available for Grants at any given time shall be 10,000,000, reduced by the aggregate of all shares previously issued or transferred and of shares which may become subject to issuance or transfer under then-outstanding Grants. Payment in cash in lieu of shares shall be deemed to be an issuance of the shares.

        (b) Recapitalization Adjustment. If any subdivision or combination of shares of Lilly Stock or any stock dividend, capital reorganization, recapitalization, consolidation, or merger with the Company as the surviving corporation occurs after the adoption of the 1989 Plan, the Committee shall make such adjustments as it determines appropriate in the number of shares of Lilly Stock that may be issued or transferred in the future under Section 4(a). The Committee shall also adjust the number of shares and Option Price in all outstanding Grants made before the event.

5.  STOCK OPTIONS.

        The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), and nonqualified options (collectively, "Stock Options"). The following provisions are applicable to Stock Options:

                  (a) Option Price. The price at which Lilly Stock may be purchased by the Grantee under a Stock Option ("Option Price") shall be the fair market value of Lilly Stock on the date of the Grant.

                  (b) Option Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed twelve years from the date of the Grant.

                  (c) Exercise of Option. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the Option Price. The notice of exercise, once delivered, shall be irrevocable.

                  (d) Satisfaction of Option Price. The Grantee shall pay the Option Price in cash, or with the Committee's permission, by delivering shares of Lilly Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and


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         shares. The Grantee shall pay the Option Price not later than thirty
         (30) days after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Lilly Stock on the exercise date, the number of shares of Lilly Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the thirty (30) day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Lilly Stock upon exercise of a Stock Option until the Option Price is fully paid.

                  (e) Share Withholding. With respect to any nonqualified option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by electing to have the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

                  (f) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 1989 Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the time of grant. An Incentive Stock Option shall not be granted to any Eligible Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company.

6.  STOCK APPRECIATION RIGHT.

        The Committee may grant a Stock Appreciation Right ("SAR") with respect to any Stock Option granted under the 1989 Plan either at the time of grant of the option or thereafter and may also grant an SAR with respect to any outstanding option granted under a prior plan of the Company ("Prior Stock Option"). The following provisions are applicable to each SAR:

                  (a) Options to Which Right Relates. Each SAR shall specify the Stock Option or Prior Stock Option to which the right is related, together with the Option Price and number of option shares subject to the SAR at the time of its grant.




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                  (b) Requirement of Employment. An SAR may be exercised only while the Grantee is in the employment of the Company, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

                  (c) Exercise. A Grantee may exercise an SAR in whole or in part by delivering a notice of exercise to the Company. The notice of exercise once given shall be irrevocable. An SAR may be exercised only to the extent that the Stock Option or Prior Stock Option to which it relates is exercisable. If a Grantee exercises an SAR, he agrees to forgo the right to purchase the number of shares under the related Stock Option or Prior Stock Option with respect to which the SAR has been exercised.

                  (d) Payment and Form of Settlement. If a Grantee exercises an SAR, he shall receive the aggregate of the excess of the fair market value of each share of Lilly Stock with respect to which the SAR is being exercised over the Option Price of each such share. Payment may be made in cash, Lilly Stock at fair market value, or a combination of the two, in the discretion of the Committee. The fair market value shall be determined as of the date of exercise.

                  (e) Expiration and Termination. Each SAR shall expire on a date determined by the Committee at the time of grant. If a Stock Option or Prior Stock Option is exercised in whole or in part, the SAR related to the shares purchased shall terminate immediately.

7.  PERFORMANCE AWARDS.

        The Committee may grant Performance Awards under which payment shall be made in shares of Lilly Stock ("Performance Shares"), or in cash, if the financial performance of the Company or any subsidiary or division of the Company ("Business Unit") selected by the Committee during the Award Period meets certain financial goals established by the Committee. The following provisions are applicable to Performance Awards:

                  (a) Award Period. The Committee shall determine and include in the Grant the period of time (which shall be four (4) or more consecutive fiscal quarters) for which a Performance Award is made ("Award Period"). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. A Performance Award may not be granted for a given Award Period after one half (1/2) or more of such period has elapsed.

                  (b) Performance Goals and Payment. Before a Grant is made, the Committee shall establish objectives ("Performance Goals") that must be met



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         by the Business Unit during the Award Period as a condition to payment being made under the Performance Award. The Performance Goals, which must be set out in the Grant, may include earnings per share, return on shareholders' equity, return on assets, net income, divisional income, or any other financial measurement established by the Committee. The Committee shall also establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment.

                  (c) Computation of Payment. After an Award Period, the financial performance of the Business Unit during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance Award. If the Performance Goals are met or exceeded, the Committee shall determine the number of Performance Shares payable under a Performance Award. The Committee, in its sole discretion, may elect to pay the Performance Award in cash in lieu of issuing or transferring part or all of the Performance Shares. The cash payment shall be based on the fair market value of Lilly Stock on the date of payment. The Company shall promptly notify each Grantee of the number of Performance Shares and the amount of cash he or she is to receive.

                  (d) Revisions for Significant Events. At any time before payment is made, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur during an Award Period which have a substantial effect on the financial performance of the Business Unit and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

                  (e) Requirement of Employment. To be entitled to receive payment under a Performance Award, a Grantee must remain in the employment of the Company to the end of the Award Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

8.  RESTRICTED STOCK GRANTS.

        The Committee may issue or transfer shares of Lilly Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

                  (a) Requirement of Employment. If the Grantee's employment terminates during the period designated in the Grant as the "Restricted Period," the Restricted Stock Grant terminates and the shares of Lilly Stock


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         must be returned immediately to the Company. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

                  (b) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Lilly Stock except to a Successor Grantee under Section 10(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant.

                  (c) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if all conditions stated in Sections 8(a) and (b) have been met. The Grantee shall then be entitled to have the legend removed from the certificate.



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9.  AMENDMENT AND TERMINATION OF THE 1989 PLAN.

                  (a) Amendment. The Company's Board of Directors may amend or terminate the 1989 Plan, subject to shareholder approval to the extent necessary for the continued applicability of Rule 16b-3 under the Securities Exchange Act of 1934, but no amendment shall withdraw from the Committee the right to select Grantees under Section 3.

                  (b) Termination of 1989 Plan. The 1989 Plan shall terminate on the fifth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the 1989 Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 10(e). The termination of the 1989 Plan shall not impair the power and authority of the Committee with respect to outstanding Grants. Whether or not the 1989 Plan has terminated, an outstanding Grant may be terminated or amended under Section 10(e) or may be amended by agreement of the Company and the Grantee consistent with the 1989 Plan.

10.  GENERAL PROVISIONS.

                  (a) Prohibitions Against Transfer. Only a Grantee or his authorized representative may exercise rights under a Grant. Such persons may not transfer those rights. When a Grantee dies, the personal representative or other person entitled under a Prior Stock Option or a Grant under the 1989 Plan to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, stock appreciation right, performance award, or restricted stock grant granted by such corporation ("Substituted Stock Incentive"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the 1989 Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where possible the provisions of the



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         Substituted Stock Incentives. The Committee shall also determine the number of shares of Lilly Stock to be taken into account under Section
         4.

                  (c) Subsidiaries. The term "subsidiary" means a corporation of which the Company owns directly or indirectly 50% or more of the voting power.

                  (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

                  (e) Compliance with Law. The 1989 Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Lilly Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

                  (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Lilly Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

                  (g) No Right to Employment. The 1989 Plan and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of a Grantee at any time.

                  (h) Effective Date of the 1989 Plan. The 1989 Plan shall become effective upon its approval by the Company's shareholders at the annual meeting to be held on April 17, 1989, or any adjournment of the meeting.